Exhibit 23



                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
NYMAGIC, INC.:

We consent to incorporation by reference in registration statements (No. 33-10780, 2-94924, 33-88342, and 333-103018) on Form S-8 of NYMAGIC, INC, of
our report dated February 18, 2003 relating to the consolidated balance sheets of NYMAGIC, INC. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and related financial statement schedules, which report appears in the December 31, 2002 Annual Report on Form 10-K of NYMAGIC, INC.

/s/ KPMG LLP


New York, New York
March 31, 2003